Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of ReachLocal, Inc.

Dated: February 4, 2013

RHO VENTURES V, L.P.
By: RMV V, L.L.C.
ITS: GENERAL PARTNER

/s/ Jeffrey I. Martin
Jeffrey I. Martin
Authorized Signer

RHO VENTURES V AFFILIATES, L.L.C.
By: RMV V, L.L.C.
ITS: MANAGING MEMBER

/s/ Jeffrey I. Martin
Jeffrey I. Martin
Authorized Signer

RMV V, L.L.C.
BY: RHO CAPITAL PARTNERS LLC
ITS: MANAGING MEMBER

/s/ Jeffrey I. Martin
Jeffrey I. Martin
Authorized Signer

RHO CAPITAL PARTNERS LLC

/s/ Jeffrey I. Martin
Jeffrey I. Martin
Authorized Signer

/s/ Jeffrey I. Martin
Jeffrey I. Martin, Authorized Signer for Joshua Ruch

/s/ Jeffrey I. Martin
Jeffrey I. Martin, Authorized Signer for Habib Kairouz

/s/ Jeffrey I. Martin
Jeffrey I. Martin, Authorized Signer for Mark Leschly